UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2004

COMPOSITE TECHNOLOGY CORPORATION
(Exact name of Registrant as specified in charter)

Nevada	000-10999	59-2025386
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

2026 MCGAW AVE.
IRVINE, CALIFORNIA 92614
(Address of principal executive offices)

Registrant's telephone number, including area code: 949-428-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre—commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 18, 2004, Composite Technology Corporation (the "Company") entered into a Consulting Arrangement with Brian Brittsan (the "Engagement Agreement"). A brief description of the material terms of the Engagement Agreement is set forth in Item 5.02 below, which description is incorporated by this reference, and is qualified in its entirety by reference to the Engagement Agreement that the Company has filed as Exhibit 10.1.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On Wednesday, January 5, 2005, C. William Arrington resigned as the Chief Operating Officer and President of the Company. The Board of Directors of the Company appointed Mr. Arrington as Special Vice President, Office of the CEO on January 5, 2005, and his title has since been modified to Senior Vice President, Office of the CEO. This is a new position that will enable Mr. Arrington to focus on the strategic marketing of the Company’s products and assist the CEO in his duties and assignments. Mr. Arrington remains a member on the Board of Directors of the Company.

Mr. Brittsan has been working with the Company since January 3, 2005 pursuant to the terms and conditions of the Engagement Agreement and was appointed by the Board of Directors to assume the responsibilities of the Chief Operations Officer position under the title Acting Chief Operating Officer on January 5, 2005. Mr. Brittsan is currently employed as a consultant under the Engagement Agreement that the Company may convert to an employment agreement and appoint Mr. Brittsan as Chief Operating Officer of the Company at any time during a six-month probationary period from January 3, 2005 through June 30, 2005. Should he decline, this will be deemed a resignation notice and his engagement with the Company shall terminate.

Prior to joining the Company as Acting Chief Operating Officer, Mr. Brittsan was Founder, President and Secretary of Wellspring International, Inc. for more than five years before he resigned from these positions with Wellspring in July 2004. Wellspring is an annuity based solutions provider of submetering services using proprietary wireless utility metering technology for the multi-family housing market. Wellspring operates as a sub-utility for electricity, gas and water. Mr. Brittsan was involved in all major decisions affecting the direction of the business, capital raising, strategic partnering, field operations, sales, marketing, billing services and corporate development. He developed strategic operational and channel partnerships in order to leverage Wellspring’s vertically integrated business model and growth objectives. Two of these channel partners included technology cooperation agreements with Electricité de France and E.on. He initiated and led the development of all national product codes and standards for Wellspring’s product line as well as chairing a national utility committee responsible for writing and publishing best practices and policy for the industry. From July 2004 to January 3, 2005, Mr. Brittsan has carried out various management consulting assignments. Mr. Brittsan has over 15 years experience as President, Executive Vice President or division head with early stage and mezzanine-level companies, developing and introducing new products, overseeing manufacturing and operations, establishing distribution channels and strategic partnerships, and capital raising to finance operations and growth.

Under the terms of the Engagement Agreement, Mr. Brittsan is compensated at a rate of $180,000 per year pro rata the number of days actually worked and reimbursed for reasonable travel and office expenses, including airfare, lodging, meals and telephone expenses. During the six-month probationary period, the Company will pay COBRA health benefits. In the event the Company changes his status to full time employment, he shall receive an annual base salary of $180,000, health plan benefits that the Company offers to its senior officers and 15 days paid vacation per year, subject to a separate employment agreement to be mutually agreed upon and entered into by the parties. The term of the Engagement Agreement is from January 3, 2005 through June 30, 2005, unless the Company terminates the agreement earlier. In the event of termination, Mr Brittsan is excluded from soliciting others to leave the Company for any reason for up to one year, must return all company property and proprietary information and must maintain all confidential or proprietary information regarding the Company and its business in confidence.

Mr. Brittsan has been granted 1,000,000 options pursuant to the Engagement Agreement that shall commence vesting following completion of his probationary period and acceptance of full time employment as a Chief Operating Officer of the Company. These shares shall vest over a five year period. One-tenth (1/10th) of the granted options shall vest 6-months after his acceptance of a full time employment position as the Chief Operating Officer of the Company, and thereafter, 1/20th will vest each subsequent quarter. The exercise price for these options is $1.74 per share. The options expire December 31, 2011. A copy of the press release is attached as Exhibit 99.1, and the information in Exhibit 99.1 is incorporated herein by reference.

ITEM 9. FINANCIAL STATEMENTS AND EXHIBITS

(c)	10.1	Engagement Letter between the Company and Brian Brittsan, dated December 18, 2004.

	99.1	Press Release, dated January 11, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPOSITE TECHNOLOGY CORPORATION

/s/ Benton H Wilcoxon
Benton H Wilcoxon
Chief Executive Officer
Dated: January 11, 2005

EXHIBIT INDEX
Exhibit No.

10.1	Engagement Letter between the Company and Brian Brittsan, dated December 18, 2004.

99.1	Press Release, dated January 11, 2005.